Exhibit 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Alan Vituli, Chief Executive Officer of Carrols Corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Company’s Amendment No 1 to its Annual Report on Form 10-K/A for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ALAN VITULI
Alan Vituli
Chairman of the Board and Chief Executive Officer
June 30, 2006